Exhibit 21.1

LIST OF SUBSIDIARIES

Jurisdiction of
	Name of Subsidiary	Organization
1.	BLUELINX CORPORATION	Georgia

2.	BLUELINX SERVICES INC.	Georgia

3.	BLUELINX FLORIDA LP	Florida

4.	BLUELINX FLORIDA HOLDING NO. 1 INC.	Georgia

5.	BLUELINX FLORIDA HOLDING NO. 2 INC.	Georgia

6.	BLUELINX BUILDING PRODUCTS CANADA LTD.	British Columbia, Canada

7.	BLX REAL ESTATE LLC	Delaware

8.	ABP AL (MIDFIELD) LLC	Delaware

9.	ABP AR (LITTLE ROCK) LLC	Delaware

10.	ABP CA (CITY OF INDUSTRY) LLC	Delaware

11.	ABP CA (NATIONAL CITY) LLC	Delaware

12.	ABP CO I (DENVER) LLC	Delaware

13.	ABP CO II (DENVER) LLC	Delaware

14.	ABP FL (LAKE CITY) LLC	Delaware

15.	ABP FL (MIAMI) LLC	Delaware

16.	ABP FL (PENSACOLA) LLC	Delaware

17.	ABP FL (TAMPA) LLC	Delaware

18.	ABP FL (YULEE) LLC	Delaware

19.	ABP GA (LAWRENCEVILLE) LLC	Delaware

20.	ABP IA (DES MOINES) LLC	Delaware

21.	ABP IL (UNIVERSITY PARK) LLC	Delaware

22.	ABP IN (ELKHART) LLC	Delaware

23.	ABP KY (INDEPENDENCE) LLC	Delaware

24.	ABP LA (SHREVEPORT) LLC	Delaware

25.	ABP LA (NEW ORLEANS) LLC	Delaware

26.	ABP MA (BELLINGHAM) LLC	Delaware

27.	ABP MD (BALTIMORE) LLC	Delaware

28.	ABP ME (PORTLAND) LLC	Delaware

29.	ABP MI (DETROIT) LLC	Delaware

30.	ABP MI (GRAND RAPIDS) LLC	Delaware

31.	ABP MN (MAPLE GROVE) LLC	Delaware

32.	ABP MO (BRIDGETON) LLC	Delaware

33.	ABP MO (KANSAS CITY) LLC	Delaware

34.	ABP MO (SPRINGFIELD) LLC	Delaware

35.	ABP MS (PEARL) LLC	Delaware

36.	ABP NC (BUTNER) LLC	Delaware

37.	ABP NC (CHARLOTTE) LLC	Delaware

38.	ABP NJ (DENVILLE) LLC	Delaware

39.	ABP NY (YAPHANK) LLC	Delaware

40.	ABP OH (TALMADGE) LLC	Delaware

41.	ABP OK (TULSA) LLC	Delaware

42.	ABP OR (BEAVERTON) LLC	Delaware

43.	ABP PA (ALLENTOWN) LLC	Delaware

44.	ABP PA (STANTON) LLC	Delaware

45.	ABP SC (CHARLESTON) LLC	Delaware

46.	ABP TN (ERWIN) LLC	Delaware

47.	ABP TN (MEMPHIS) LLC	Delaware

48.	ABP TN (MADISON) LLC	Delaware

49.	ABP TX (EL PASO) LLC	Delaware

50.	ABP TX (FORT WORTH) LLC	Delaware

51.	ABP TX (HARLINGEN) LLC	Delaware

52.	ABP TX (HOUSTON) LLC	Delaware

53.	ABP TX (LUBBOCK) LLC	Delaware

54.	ABP TX (SAN ANTONIO) LLC	Delaware

55.	ABP VA (RICHMOND) LLC	Delaware

56.	ABP VA (VIRGINIA BEACH) LLC	Delaware

57.	ABP VT (SHELBURNE) LLC	Delaware

58.	ABP WI (WAUSAU) LLC	Delaware

59.	ABP MD (BALTIMORE) SUBSIDIARY LLC	Delaware

60.	BLX SC (CHARLESTON) LLC	Delaware